                     Amendment No. 1 to the Third Amended and Restated Shareholders’ Agreement

         This Amendment No 1 to the Third Amended and Restated Shareholders’ Agreement, dated as of October 31,
2005, as amended (the “Agreement”), by and among Celanese Corporation, a Delaware corporation (formerly known as
Blackstone Crystal Holdings Capital Partners (Cayman) IV Ltd.) (the “Company”), Blackstone Capital Partners
(Cayman) Ltd. 1 (“BCP 1”), Blackstone Capital Partners (Cayman) Ltd. 2 (“BCP 2”), Blackstone Capital Partners
(Cayman) Ltd. 3 (“BCP 3” and, together with BCP 1 and BCP 2 and their respective successors and Permitted
Assigns, the “Blackstone Entities”), each an exempted company incorporated under the laws of the Cayman Islands, and BA Capital Investors Sidecar Fund, L.P., a Cayman Islands limited partnership (“BACI”), is made this 14th day of November 2005, by and among the Company, the Blackstone Entities and BACI.  Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Agreement.

         WHEREAS, in connection with, and effective upon, the consummation of the Secondary Offering of the
Company, the parties entered into the Agreement in order to set forth certain understandings regarding the governance of the Company and the relationship among the Company and the Shareholders;

         WHEREAS, the parties desire to amend the Agreement pursuant to Section 5.7 to extend the conditional expiration date of the Agreement pending consummation of the Secondary Offering and to reaffirm the intention of the parties thereto;

         NOW, THEREFORE, in consideration of the mutual promises and agreements herein made and intending to be legally bound hereby, the parties hereto agree to amend the Agreement as follows:

         1.       Amendment to Section 5.17. Section 5.17 of the Agreement is hereby amended by deleting the date “November 15, 2005” in the last sentence thereof and replacing in lieu of such date, the date “December 15,
2005”.

         2.       Ratification and Confirmation of the Agreement.  Except as so modified pursuant to this
Amendment, the Agreement is hereby ratified and confirmed in all respects.

         3.       Effectiveness.  This Amendment No. 1 shall be effective as of November 14, 2005.

         4.       Governing Law.  This Amendment No. 1 shall be governed by, and construed in accordance with the laws of the State of New York.

                                                       * * *

                  IN WITNESS WHEREOF, each of the undersigned has executed this Agreement or caused this
Agreement to be executed on its behalf as of the date first written above.

                                            CELANESE CORPORATION

                                                       By:    /s/ David N. Weidman
                                                              Name: David N. Weidman
                                                              Title:  Chief Executive Officer and President

                                            BLACKSTONE CAPITAL PARTNERS (CAYMAN) LTD. 1

                                                       By:    /s/ Anjan Mukherjee
                                                              Name: Anjan Mukherjee
                                                              Title:  Director

                                            BLACKSTONE CAPITAL PARTNERS (CAYMAN) LTD. 2

                                                       By:    /s/ Anjan Mukherjee
                                                              Name: Anjan Mukherjee
                                                              Title:  Director

                                            BLACKSTONE CAPITAL PARTNERS (CAYMAN) LTD. 3

                                                       By:    /s/ Anjan Mukherjee
                                                              Name: Anjan Mukherjee
                                                              Title:  Director

                                            BA CAPITAL INVESTORS SIDECAR FUND, L.P.

                                            By:      BA Capital Management Sidecar, L.P.
                                            Its:     General Partner

                                            By:      BACM I Sidecar GP Limited
                                            Its:     General Partner

                                                     By: /s/ John Shimp
                                                     Name: John Shimp
                                                     Title:  Authorized Person